SEPARATION AGREEMENT AND GENERAL RELEASE



         THIS SEPARATION AGREEMENT AND GENERAL RELEASE (hereinafter "AGREEMENT") is made and entered into by and between Richard B. Slansky ("Slansky") and Path 1 Network Technologies Inc. ("EMPLOYER"), and inures to the benefit of each of EMPLOYER's current, former and future parents, subsidiaries, related entities, employee benefit plans and EMPLOYER's and their fiduciaries, predecessors, successors, officers, directors, shareholders, agents, employees and assigns.

                                    RECITALS

         A. Slansky has been, for a period of time, an employee of EMPLOYER, most recently as its Chief Financial Officer;

         B. Slansky has agreed to tender his resignation with EMPLOYER the earlier of either July 22, 2002, or the date upon which EMPLOYER hires a new Chief Financial Officer (referred to herein as the "Resignation Date"), and EMPLOYER has agreed to accept Slansky's resignation upon its tender, subject to the terms and conditions set forth herein;

         C. Slansky has also agreed that, beginning on May 20, 2002 and continuing through the Resignation Date (the "Transition Period"), he will perform transition support for EMPLOYER, according to the following schedule: up to ten (10) hours per week through June 7, 2002 and no more than four (4) hours per week thereafter, as reasonably requested by EMPLOYER, and that during the Transition Period, Slansky agrees to continuation of the twenty percent (20%) reduction in his salary, in effect since January 2002, and a cessation, effective May 20, 2002, of vesting of all granted stock options (the "Modified Salary Terms"), which transition support and Modified Salary Terms are accepted by EMPLOYER, subject to the terms and conditions hereof;

         D. Slansky and EMPLOYER wish permanently to resolve any and all potential disputes arising out of Slansky's employment with EMPLOYER or the cessation of that employment.

         NOW, THEREFORE, for and in consideration of the execution of this AGREEMENT and the mutual covenants contained in the following paragraphs, EMPLOYER and Slansky agree as follows:

1. Incorporation of Recitals. The Recitals and identification of the parties to, and beneficiaries of, this AGREEMENT are incorporated by reference as though fully set forth herein.

2. No Admission of Liability. The parties agree that this AGREEMENT, and performance of the acts required by it, does not constitute an admission of liability, culpability, negligence or wrongdoing on the part of anyone, and will not be construed for any purpose as an admission of liability, culpability, negligence or wrongdoing by any party and/or by any party's current, former or future parents, subsidiaries, related entities, predecessors, successors, officers, directors, shareholders, agents, employees and assigns.

3. Severance Benefit. Subject to Section 13, below, EMPLOYER agrees that, upon the expiration of the seven-day period following Slansky signing this AGREEMENT without revocation of this AGREEMENT, it will pay to Slansky severance in the form of continued salary payment, according to the Modified Salary Terms, from the Resignation Date through the earlier of August 23, 2002 or the date Slansky begins full-time employment or equivalent service with another company (the "Severance Benefit"), less applicable withholding taxes. The Severance Benefit shall be paid in installments, corresponding with EMPLOYER's regular payroll schedule.

4. Duties During Transition Period. Slansky agrees that during the Transition Period he will assist EMPLOYER in both its Finance/Administration and Manufacturing/Operations areas, including specifically by helping EMPLOYER complete its operating plan (with updated revenue projection numbers), rendering all EMPLOYER financial spreadsheets accessible and usable to designated employees of EMPLOYER, and assisting EMPLOYER in such other areas and manners as are reasonably requested.

5. At-Will Status. Nothing in this AGREEMENT is intended to modify the at-will nature of Slansky's employment with EMPLOYER. Specifically, EMPLOYER reserves the right to effect Slansky's separation prior to the Resignation Date. Such separation will not alter EMPLOYER's obligations - including for Severance Benefit and Section 9 premium reimbursement benefit - set forth herein, provided that the separation is not the result of Slansky's material breach of any provision of this AGREEMENT.

6. Wages and Vacation Time Paid. Slansky acknowledges that EMPLOYER has agreed to pay him for all accrued and unused vacation time (which vacation time the parties agree totals three (3) weeks as of May 20, 2002) at Slansky's 2001 base salary rate, on the Resignation Date. The parties acknowledge and agree that there will be no further accrual of vacation time by Slansky during the Transition Period.

7. Resignation Script. During the Transition Period, the parties will work cooperatively on the preparation of resignation scripts for use by EMPLOYER and Slansky to describe Slansky's separation from EMPLOYER, which scripts shall be used following the Resignation Date.

8. Reference Requests. EMPLOYER agrees that if it is contacted by prospective employers of Slansky without prior notice from Slansky of such contact, EMPLOYER will release information concerning the dates of Slansky's employment and the last position held, and will state that EMPLOYER's company policy is to release only such information. In the event that Slansky provides EMPLOYER with advance notice of a prospective employer's request for a reference, EMPLOYER will respond to the reference request according to the mutually-acceptable resignation script described in Section 7, above.

9. Premium for COBRA Continuation. Subject to Section 13, and in addition to the Severance Benefit described above in Section 3, as further consideration for the Releases granted herein, EMPLOYER agrees that in the event that Slansky makes a timely election to continue his participation in EMPLOYER's group health insurance plan beyond the Resignation Date, pursuant to the terms of the Consolidated Omnibus Budget Reconciliation Act ("COBRA"), EMPLOYER will reimburse Slansky for all continuation premiums he pays to maintain coverage through the earlier of August 31, 2002 or the date Slansky begins full-time employment or equivalent service with another company. Nothing herein shall limit the right of EMPLOYER to change the provider and/or the terms of its group health insurance plan at any time hereafter.

10. Extension of Exercise Period. As further consideration for the Release granted herein, EMPLOYER agrees to extend the period within which Slansky must exercise all vested options to three (3) years after the Resignation Date.

11. Retention of Equipment. Slansky will be allowed to retain his laptop computer, provided that all EMPLOYER software, documents and materials are first copied onto EMPLOYER's server, then deleted from the laptop. Slansky shall be allowed to retain copies of only his Outlook directory, calendar file, and personal folder.

12. Major Press Releases and Regulatory Filings. The parties agree that, should EMPLOYER prepare any major press releases or regulatory filings during the Transition Period, said press releases or regulatory filings shall first be provided to Slansky as CFO, for his review and approval.

13. Slansky's General Release. Slansky for himself, his spouse, heirs, executors, administrators, assigns and successors, fully and forever releases and discharges EMPLOYER and each of its current, former and future parents, subsidiaries, related entities, employee benefit plans and its and their fiduciaries, predecessors, successors, affiliates, officers, directors, shareholders, agents, employees and assigns (collectively, "Releasees"), with respect to any and all claims, liabilities and causes of action, of every nature, kind and description, in law, equity or otherwise, which have arisen, occurred or existed at any time prior to the signing of this AGREEMENT, including, without limitation, any and all claims, liabilities and causes of action identified in Section 13 and arising out of or relating to Slansky's employment with EMPLOYER or the cessation of that employment. In the event that this AGREEMENT is executed by Slansky prior to the Resignation Date, Slansky agrees that on the Resignation Date he will sign the document entitled "Supplemental Waiver and General Release," attached hereto as Exhibit "A," and incorporated herein as a material part of this AGREEMENT. Unless and until Slansky signs Exhibit A and the seven-day revocation period applicable to the Supplemental Release expires without revocation of the Supplemental Release, EMPLOYER will not be obligated to pay Slansky the Severance Benefit described in
Section 3, or the Section 9 premium reimbursement, beyond the Resignation Date; Slansky will, however, retain all consideration he received from EMPLOYER during the Transition Period.

14. Knowing Waiver of Employment-Related Claims. Slansky understands and agrees that, with the exception of potential claims identified in the last sentence of this Section 13, he is waiving any and all rights he may have had, now has, or in the future may have, to pursue against any of the Releasees any and all remedies available to him under any employment-related causes of action, including without limitation, claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, discrimination, personal injury, physical injury, emotional distress, claims under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Federal Rehabilitation Act, the Family and Medical Leave Act, the California Fair Employment and Housing Act, the California Family Rights Act, the Equal Pay Act of 1963, the provisions of the California Labor Code and any other federal, state or local laws and regulations relating to employment, conditions of employment (including wage and hour laws) and/or employment discrimination. Claims not covered by the release and waiver provisions of this AGREEMENT are (i) claims for unemployment insurance benefits, and (ii) claims under the California Workers' Compensation Act.

15. Waiver of Civil Code ss. 1542. Slansky expressly waives any and all rights and benefits conferred upon him by Section 1542 of the Civil Code of the State of California, which states as follows:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Slansky expressly agrees and understands that the Release given by him pursuant to this AGREEMENT applies to all unknown, unsuspected and unanticipated claims, liabilities and causes of action which he may have against EMPLOYER or any of the other Releasees.

16. EMPLOYER's Release. EMPLOYER for itself and each of its current, former and future parents, subsidiaries, related entities, employee benefit plans and their fiduciaries, predecessors, successors, affiliates, officers, directors, shareholders, agents, employees and assigns, fully and forever releases and discharges Slansky, his spouse, heirs, executors, administrators, assigns and successors, with respect to any and all claims, liabilities and causes of action, of every nature, kind and description, in law, equity or otherwise, which have arisen, occurred or existed at any time prior to the signing of this AGREEMENT, including, without limitation, any and all claims, liabilities and causes of action arising out of or relating to Slansky's employment with EMPLOYER or the cessation of that employment. Notwithstanding the foregoing, EMPLOYER does not release any claims it may have against Slansky for embezzlement, fraud or use and/or disclosure of EMPLOYER's confidential information, which has damaged EMPLOYER. EMPLOYER represents that, as of the date of this AGREEMENT, it is aware of no facts giving rise to any claims against Slansky for embezzlement, use and/or disclosure of EMPLOYER's confidential information, or fraud against EMPLOYER.

17. Severability of Release Provisions. The parties agree that if any provision of the releases given by them under this AGREEMENT (or, if applicable, of the Supplemental Release) is found to be unenforceable, it will not affect the enforceability of the remaining provisions and the courts may enforce all remaining provisions to the extent permitted by law.

18. Promise to Refrain from Suit or Administrative Action. Slansky promises and agrees that he will never sue EMPLOYER or any of the other Releasees, or otherwise institute or participate in any legal proceedings against EMPLOYER or any of the other Releasees, with respect to any claim covered by the release provisions of this AGREEMENT (or, if applicable, of the Supplemental Release), including but not limited to claims arising out of Slansky's employment with EMPLOYER or the termination of that employment, unless he is compelled by legal process to do so. Slansky also represents and warrants that he does not believe he has the basis to file, nor does he intend to file, any charge or claim with any administrative agency, including the United States Equal Employment Opportunity Commission and the California Department of Fair Employment and Housing.

19. Confidentiality of Agreement. Slansky promises and agrees that, until EMPLOYER discloses this AGREEMENT to regulators, unless compelled by legal process he will not disclose to others and will keep confidential the terms of this AGREEMENT, including the amounts referred to herein, except that he may disclose this information to his spouse and to his attorneys, accountants and other professional advisors to whom the disclosure is necessary to accomplish the purposes for which Slansky has consulted such professional advisors. Slansky expressly promises and agrees that, until EMPLOYER discloses this AGREEMENT to regulators, unless compelled by legal process he will not disclose to any present or former employees of EMPLOYER the terms of this settlement.

20. Promise to Maintain Confidentiality of EMPLOYER's Confidential Information. Slansky acknowledges that due to the position he has occupied and the responsibilities he has had at EMPLOYER, he has received confidential information concerning EMPLOYER's products, procedures, customers, sales, prices, contracts, and the like. Slansky hereby promises and agrees that, unless compelled by legal process, he will not disclose to others and will keep confidential all information he has received while employed by EMPLOYER concerning its products and procedures, the identities of its customers, sales, prices, the terms of any of its contracts with third parties, and the like. Slansky agrees that a violation by him of the foregoing obligation to maintain the confidentiality of EMPLOYER's confidential information will constitute a material breach of this AGREEMENT. Slansky specifically confirms that he will continue to be subject to and to comply with the terms of the proprietary information agreement previously executed by Slansky with EMPLOYER.

21. Integrated Agreement. The parties acknowledge and agree that no promises or representations were made to them which do not appear written herein and that this AGREEMENT contains the entire agreement of the parties on the subject matter thereof. The parties further acknowledge and agree that parol evidence shall not be required to interpret the intent of the parties.

22. Voluntary Execution. The parties hereby acknowledge that they have read and understand this AGREEMENT and that they sign this AGREEMENT voluntarily and without coercion.

23. Waiver, Amendment and Modification of AGREEMENT. The parties agree that no waiver, amendment or modification of any of the terms of this AGREEMENT shall be effective unless in writing and signed by all parties affected by the waiver, amendment or modification. No waiver of any term, condition or default of any term of this AGREEMENT shall be construed as a waiver of any other term, condition or default.

24. Representation by Counsel. The parties represent that they have had the opportunity to be represented in negotiations for, and the preparation of, this AGREEMENT by counsel of their own choosing, and that they have entered into this AGREEMENT based upon their own judgment and not in reliance upon any representations or promises made by the other party, other than those contained within this AGREEMENT. Slansky confirms that Brobeck Phleger & Harrison LLP and its lawyers are representing EMPLOYER and are not representing him.

25. California Law. The parties agree that this AGREEMENT and its terms shall be construed under California law.

26. Severability of AGREEMENT. The parties further agree that if any of the facts or matters upon which they now rely in making this AGREEMENT hereafter prove to be otherwise, this AGREEMENT will nonetheless remain in full force and effect.

27. Period to Consider Terms of AGREEMENT. Slansky acknowledges that this AGREEMENT was presented to him on June 13, 2002 and that he is entitled to have 21 days' time in which to consider the AGREEMENT. Slansky acknowledges that he has obtained the advice and counsel from the legal representative of his choice and executes this AGREEMENT having had sufficient time within which to consider its terms. Slansky represents that if he executes this AGREEMENT before 21 days have elapsed, he does so voluntarily, upon the advice and with the approval of his legal counsel, and that he voluntarily waives any remaining consideration period.

28. Revocation of AGREEMENT. Slansky understands that after executing this AGREEMENT, he has the right to revoke it within seven (7) days after his execution of it. Slansky understands that this AGREEMENT will not thereafter be effective and enforceable unless the seven-day revocation period passes and Slansky does not revoke the AGREEMENT in writing. Slansky understands that this AGREEMENT may not be revoked after the seven-day revocation period has passed. Slansky understands that any revocation of this AGREEMENT must be made in writing and delivered to EMPLOYER at 3636 Nobel Drive, Suite 400, San Diego, California 92122, within the seven-day period.



Dated: June 18, 2002                     /s/ Richard B. Slansky
       -------------                     ----------------------
                                             Richard B. Slansky

                                         PATH 1 NETWORK TECHNOLOGIES INC.



Dated: June 14, 2002                     By: /s/ Frederick A. Cary
       -------------                         ---------------------
                                              Frederick A. Cary
                                           President and Chief Executive Officer

                                   EXHIBIT "A"

                     SUPPLEMENTAL WAIVER AND GENERAL RELEASE

                  This Supplemental Waiver and General Release (the "Supplemental Release") is executed by Richard B. Slansky ("Slansky"), for the benefit of his former employer, Path 1 Network Technologies Inc. ("Employer"), and is intended to be a material part of the consideration proffered by Slansky and received by Employer under that certain Separation Agreement and General Release (the "Release Agreement").

                  A.       Slansky executed the Release Agreement on June 18,
2002;

                  B. The Resignation Date (as defined in the Release Agreement) occurred after Slansky's execution of the Release Agreement;

                  C. Pursuant to Section 12 of the Release Agreement, Slansky agreed to execute this Supplemental Release, under the circumstances described in Recital B.

                  NOW THEREFORE, in exchange for his continued receipt of the Severance Benefit and premium reimbursement for the period beyond the Resignation Date (as described in the Release Agreement), Slansky reaffirms and represents as follows:

                  1. Slansky for himself, his spouse, heirs, executors, administrators, assigns and successors, fully and forever releases and discharges Employer and each of its current, former and future parents, subsidiaries, related entities, employee benefit plans and its and their fiduciaries, predecessors, successors, affiliates, officers, directors, shareholders, agents, employees and assigns (collectively, "Releasees"), with respect to any and all claims, liabilities and causes of action, of every nature, kind and description, in law, equity or otherwise, which have arisen, occurred or existed at any time prior to the signing of this Supplemental Release, including, without limitation, any and all claims, liabilities and causes of action arising out of or relating to Slansky's employment with Employment or the cessation of that employment (except as provided in the last sentence of Section 13 of the Release Agreement).

                  2. With the exception of potential claims identified in the last sentence of Section 13 of the Release Agreement, Slansky is waiving any and all rights he may have had, now has, or in the future may have, to pursue against any of the Releasees any and all remedies available to him under any employment-related causes of action, including without limitation, claims of wrongful discharge, breach of contract, breach of the covenant of good faith and fair dealing, fraud, violation of public policy, defamation, discrimination, personal injury, physical injury, emotional distress, claims under Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Federal Rehabilitation Act, the Family and Medical Leave Act, the California Fair Employment and Housing Act, the California Family Rights Act, the Equal Pay Act of 1963, the provisions of the California Labor Code and any other federal, state or local laws and regulations relating to employment, conditions of employment (including wage and hour laws) and/or employment discrimination.

                  3. Slansky expressly waives any and all rights and benefits conferred upon him by Section 1542 of the Civil Code of the State of California, which states as follows:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

Slansky expressly agrees and understands that the Release given by him pursuant to this Supplemental Release applies to all unknown, unsuspected and unanticipated claims, liabilities and causes of action which he may have against Employer or any of the other Releasees.

                  4. Slansky represents and warrants that, as of the date he executes this Supplemental Release, he does not believe he has the basis to file, nor does he intend to file, any charge or claim with any administrative agency, including the United States Equal Employment Opportunity Commission and the California Department of Fair Employment and Housing, regarding his employment with Employer, or the cessation of that employment.

                  5. Sections 20 through 28 of the Release Agreement are incorporated by reference and included in this Supplemental Release, in each case reading "Supplemental Release" for "AGREEMENT." As to Section 21 of the Release Agreement now incorporated herein, Slansky confirms that the Release Agreement is not superseded. As to Section 27 of the Release Agreement now incorporated herein, the 21-day period begins on the Resignation Date - provided, that the Severance Benefit and premium reimbursement will not be delivered until after the seven-day period following such signature has expired without revocation of the Supplemental Release.



Dated:  June 18, 2002               By:  /s/ Richard B. Slansky
        ---------------             ---------------------------------------
                                             Richard B. Slansky